UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 19, 2008

Intermec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 36th Avenue West Everett, Washington 98203-1264 www.intermec.com (Address of principal executive offices and internet site) (Zip Code)
(425) 265-2400
(Registrant's telephone number, including area code)

No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Management Incentive Compensation Plan

On February 19, 2008, the Compensation Committee of our Board of Directors established the 2008 Management Incentive Compensation Plan (“MICP”) which sets forth performance goals and targets for bonuses for our Named Executive Officers (“NEOs”) for calendar year 2008.

Payments of bonuses under the MICP are made annually only.

The performance goals and weight factors applicable to the NEOs under the MICP are as follows:
•           Achievement of Operating Profit versus Revenue, 70% weighting
•           Achievement of Operating Profit versus Average Invested Capital, 30% weighting

Each NEO is assigned an individual target opportunity for MICP payments, ranging from 50% to 100% of his or her actual 2008 base salary.  The target amount under the MICP for each NEO is as follows:

Named Executive Officer	Target % of Actual 2008 Base Salary

Patrick J. Byrne	100%
Lanny H. Michael	70%
Kenneth L. Cohen	50%
Janis L. Harwell	60%
Fredric B. Anderson	50%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                              Intermec, Inc.
                                                                              (Registrant)

Date: February 22, 2008
                                                                              By: /s/ Janis L. Harwell
                                                                              Janis L. Harwell
                                                                              Senior Vice President, General Counsel and Corporate Secretary